Exhibit (h.1)(ix)

KOPP FUNDS, INC.

SEVENTH AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS SEVENTH AMENDMENT dated as of September 30, 2004, to the Transfer Agent Servicing Agreement, dated as of October 1, 1997, as amended (the "Agreement"), is entered by and between Kopp Funds, Inc., a Minnesota corporation (the "Company") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, Section 2 and 9 A. of the Agreement allow for its amendment by a written instrument executed by both parties;

WHEREAS, the parties would like to add Kopp Total Quality Management Fund Class A, C and I shares to the Agreement; and

WHEREAS, the parties would like to adopt an “as of” processing policy for the Company.

NOW, THEREFORE, the parties agree as follows:

Exhibit A, B and C of the Agreement are hereby superceded and replaced with Exhibits A, B and C attached hereto.

Exhibit D hereto is hereby added to the Agreement.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KOPP FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By:___________________________________	By:____________________________________
Title: _________________________________	Title: __________________________________

Exhibit A

Transfer Agent and Shareholder Servicing

Annual Fee Schedule

(Effective September 30, 2004)

Separate Series of Kopp Funds, Inc.

Name of Series

Date Added

Kopp Emerging Growth Fund

Class A

October 1, 1997

Class I

October 1, 1997

Class C

December 31, 1998

Total Quality Management Fund

Class A

September 30, 1998

Class I

September 30, 1998

Class C

September 30, 1998

Annual Fees:

     Asset Charge:

1.5 bps on the first $500 million

1.0

bps on the next $2 billion

0.5 bps on the balance

    Per Account Charge:

$20.00 per shareholder account – load fund (matrix level I, II or IV)

$10.00 per shareholder account – load fund (matrix level III)

$18.00 per shareholder account – no-load fund

$5.00 per closed shareholder account

$ 1.00 per phone call serviced by a customer service representative

Dealer Reclaim Service - $1,200 annual fee

Minimum annual fees of $10,000 for each additional fund or class

Extraordinary services quoted separately.

Plus Out-of-Pocket Expenses, including but not limited to:

Telephone – toll free lines

Proxies

Postage

Retention of records

Programming (with prior approval)

Microfilm/fiche of records

Stationery/envelopes

Special reports

Mailing

ACH fees

Insurance

NSCC charges

ACH Shareholder Services

$125.00 per month per fund group

$  .50 per account setup and/or change

$  .50 per ACH item

$5.00 per correction, reversal, return item

Qualified Plan Fees (Billed to Investors)

Annual maintenance fee per account (inc. CESAs)

$12.50 / acct. (Cap at $25.00 per SSN)

Transfer to successor trustee

$15.00 / trans.

Distribution to participant

$15.00 / trans. (Exclusive of SWP)

Refund of excess contribution

$15.00 / trans.

Additional Shareholder Fees (Billed to Investors)

Any outgoing wire transfer

$15.00 / wire

Return check fee

$25.00 / item

Stop payment

$25.00 / stop

(Liquidation, dividend, draft check)

Research fee

$  5.00 / item

(For requested items of the second calendar year [or previous] to the request) (Cap at $25.00)

EXHIBIT B

Anti-Money Laundering Fee Schedule

The fees associated with USBFS’s assigned duties and responsibilities are threefold: a base annual fee based on the number of shareholder accounts, a new account fee, and out-of-pocket fees for required database searches on both new and existing accounts.  These fees are set forth below:

AML Base Service (excluding network level three accounts)

0-999 accounts -

$500.00 per year

1,000-4,999 accounts -

$1,000 per year

5,000-9,999 accounts -

$2,500 per year

10,000 + accounts -

$5,000 per year

AML New Account Service -$1.00 per new domestic account

          -$2.00 per new foreign account

Out-of-pocket expenses -at cost of database search engine used

   -all other out-of-pocket expenses

EXHIBIT C

NSCC

Out-of-Pocket Charges

NSCC Interfaces

Setup

Fund/SERV, Networking ACATS, Exchanges

$5,000 setup (one time)

Commissions

$5,000 setup (one time)

Processing

Fund/SERV

$  50.00 / month

Networking

$250.00 / month

CPU Access

$  40.00 / month

Fund/SERV Transactions

$      .35 / trade

Networking – per item

$      .025 / monthly dividend fund

Networking – per item

$      .015 / non-mo. dividend fund

First Data

$      .10 / next-day Fund/SERV trade

First Data

$      .15 / same-day Fund/SERV trade

NSCC Implementation

8 to 10 weeks lead time

DAZL (Direct Access Zip Link – Electronic mail interface to financial advisor network)

Setup

$5,000 / fund group

Monthly Usage

$1,000 / month

Transmission

$  .015 / price record

$  .025 / other record

Enhancement

$   125 / hour

Fees and out-of-pocket expenses are billed to the fund monthly.

EXHIBIT D

As Of Processing Policy

USBFS will reimburse each Fund for any net material loss that may exist on the Fund’s books and for which USBFS is responsible, at the end of each calendar month.  “Net Material Loss” shall be defined as any remaining loss, after netting losses against any gains, which impacts a Fund’s net asset value per share by more than ½ cent.  Gains and losses will be reflected on the Fund’s daily share sheet, and the Fund will be reimbursed for any net material loss on a monthly basis.  USBFS will reset the as of ledger each calendar month so that any losses which do not exceed the materiality threshold of ½ cent will not be carried forward to the next succeeding month.  USBFS will notify the advisor to the Fund on the daily share sheet of any losses for which the advisor may be held accountable.